UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 1, 2023

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way,Suite 174, Fishers Indiana, 46038

 (Address of principal executive offices)

(317) 855-9926

 (Registrant’s telephone number, including area code)

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2023 American Resources Corporation (“American Resources” or the “Company”), received a deposit (“Deane Deposit”) whereby entering the Company’s subsidiary, American Carbon Corporation (“American Carbon” or “ACC”), into a binding letter of intent (“Letter of Intent”) to sell certain assets associated to its Deane Mining complex to Integrity Carbon Solutions LLC (“Integrity” or “ICS”). Total consideration for the Company’s Deane Mining complex is approximately $20,600,000 of enterprise value which consists of: (i) the $200,000 Deane Deposit, (ii) $800,000 paid upon the consummation of the transaction as contemplated in the Letter of Intent (“Closing Payment”), (iii) $500,000 per calendar quarter for a period twenty-one consecutive calendar quarters following the Closing Payment (“Quarterly Payments”), and (iv) the assumption and replacement of approximately $9,100,000 of associated environmental reclamation bonds.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the complete text, which is filed as an Exhibit hereto.

Item 7.01 Regulation FD Disclosure

On August 2, 2023 American Resources Corporation issued a press release announcing that the Company has entered into a binding letter of intent to sell certain assets of American Carbon Corporation that are associated to the Company’s Deane Mining Complex.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
1.1	Letter of Intent
99.1	Press Release Dated August 3, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: August 4, 2023	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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